Exhibit 99.2

GREEN RAIN ENERGY HOLDINGS, INC.

(OTC: GREH)

SHAREHOLDER WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS
DATED: OCTOBER 10, 2025

The undersigned, being the holders of a majority of the issued and outstanding shares of common stock of Green Rain Energy Holdings, Inc., a Wyoming corporation (the “Company”), acting pursuant to the applicable provisions of the Wyoming Business Corporation Act and the Company’s Bylaws, hereby consent in writing to the adoption of the following resolutions in lieu of holding a meeting of shareholders:

WHEREAS

The Board of Directors of the Company has approved the extension of the Record Date for the previously approved Special Common Stock Dividend to reward shareholders and support the Company’s ongoing expansion in the renewable energy and clean technology sectors;

Under the terms of the approved plan, shareholders shall receive one (1) restricted common share for every one hundred (100) common shares held as of the new Record Date, November 15, 2025, subject to FINRA approval;

No fractional shares shall be issued and all entitlements will be rounded up to the nearest whole share;

The Board of Directors believes this dividend extension reflects the Company’s continued commitment to creating long-term shareholder value as it advances its leadership in the clean energy revolution;

NOW, THEREFORE, BE IT RESOLVED

That the shareholders hereby ratify and approve the Board of Directors’ action to extend the Record Date for the Special Common Stock Dividend to November 15, 2025, as disclosed in the Company’s public announcement dated October 10, 2025;

That the shareholders acknowledge and approve that the dividend distribution shall remain subject to FINRA review and regulatory approval, and that no shareholder action is required to receive such dividend;

That the officers of the Company are hereby authorized and directed to take any and all further actions, execute all documents, and make such filings as may be necessary or appropriate to effectuate the foregoing resolutions and to comply with applicable securities laws and regulations.

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IN WITNESS WHEREOF, the undersigned shareholders have executed this Written Consent as of the date first written above.

Name of Shareholder: _____________________________________

Number of Shares Held: ___________________________________

Signature: _____________________________________________

Date: ________________________

ACCEPTED AND ACKNOWLEDGED BY:

GREEN RAIN ENERGY HOLDINGS, INC.
A Wyoming Corporation

By: ___________________________________________

Alfredo Papadakis
Chief Executive Officer

Date: ________________________

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